UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2016

TIGERLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-16449	94-3046892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1532 SW Morrison Street
Portland, OR 97205

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (503) 488-6988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 17, 2016, TigerLogic Corporation (the “Company”), entered into an Asset Purchase Agreement the (“Asset Purchase Agreement”) with Sprinklr, Inc., a Delaware corporation (“Sprinklr”), pursuant to which the Company has agreed to sell substantially all of the assets associated with its Postano social media content curation and visualization business to Sprinklr for cash consideration in the amount of $2,400,000 (the “Asset Sale”).

Under the Asset Purchase Agreement, Sprinklr will acquire all of the assets, properties and rights used by the Company in the Postano business, and will assume the Company’s post-closing obligations under certain vendor, customer and other commercial contracts related to the Postano business.  Sprinklr will also assume the remaining term of the lease under which the Company occupies its Portland, Oregon headquarters.  The Company’s cash and cash equivalents, the assets associated with its Omnis rapid application development software platform business, and the assets associated with its corporate and administrative functions are excluded from the Asset Sale and will be retained by the Company following the closing.

On February 18, 2016 entities affiliated with Astoria Capital Management, two members of the Company’s Board of Directors (Gerald Chew and Philip Barrett), and an employee of the Company, executed and delivered a written consent approving the Asset Purchase Agreement and the transactions contemplated thereby (the “Written Consent”). The stockholders executing the Written Consent together hold approximately 50.08% of the Company’s outstanding common stock.  As a result of the execution and delivery of the Written Consent, the required approval of the Asset Sale by the Company’s stockholders has been obtained.

Under the Asset Purchase Agreement, consummation of the Asset Sale is subject to satisfaction or waiver of certain closing conditions, including, among others: (i) the information statement required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Asset Sale shall have been cleared by the SEC and shall have been mailed to the Company’s stockholders in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at least twenty (20) days prior to the closing; (ii) the absence of any order, preliminary or permanent injunction or other judgment, order or decree issued by a court or other legal restraint or prohibition that prohibits or makes illegal the consummation of the Asset Sale; (iii) subject to certain materiality exceptions, the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants; (iv) Justin Garrity, the Company’s President, and certain other employees of TigerLogic shall have signed an employment offer letter in the form provided by Sprinklr and executed Sprinklr’s customary non-solicitation and confidentiality agreement; and (v) the delivery and receipt of certain other agreements, instruments of transfer and consents required to be obtained in connection with the Asset Purchase Agreement.

The Asset Purchase Agreement prohibits the Company and its directors, officers, employees and other representatives from, among other things, directly or indirectly, soliciting, initiating, encouraging or facilitating the submission of an alternative proposal for the acquisition of the Company or the Postano Assets (an “Alternative Proposal”).  Notwithstanding the foregoing, the Asset Purchase Agreement provides that the Company may, prior to the date that is 20 days after the mailing of the Company’s information statement to its stockholders (the “Earliest Closing Date”), engage or participate in discussions and negotiations with any third party that has made an Alternative Proposal if certain conditions set forth in the Asset Purchase Agreement are satisfied, including that any such Alternative Proposal was not solicited by the Company, and its Board of Directors determines, in good faith after consulting with outside counsel and financial advisors, that the Alternative Proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Asset Purchase Agreement), and the failure to do so would be reasonably likely to constitute a breach of the Board of Director’s fiduciary duties to the Company’s stockholders.  The Asset Purchase Agreement also contains a “fiduciary-out” provision that provides that, in the event that the Board of Directors determines in good faith that such Alternative Proposal constitutes a Superior Proposal and the Company complies with certain notice and other conditions set forth in the Asset Purchase Agreement (including providing Sprinklr with a five day period to match or improve upon such Superior Proposal), the Company may, prior to Earliest Closing Date, terminate the Asset Purchase Agreement, provided that the Company enters into a definitive agreement with respect to such Superior Proposal substantially concurrently with such termination and pays Sprinklr a termination fee in the amount of $480,000 (the “Termination Fee”).

The Asset Purchase Agreement may be terminated under specific circumstances described therein, including by mutual written consent, in connection with a material breach of the agreement by a party thereto, or to the extent that the closing has not occurred by May 31, 2016.  Under specified circumstances of termination, including those described in the paragraph above, the Company must pay Sprinklr the Termination Fee.

The Company intends to use the proceeds from the Asset Sale and its cash on hand to pay transaction expenses, for general corporate purposes and to pursue the sale of its remaining assets.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this report by reference. The Asset Purchase Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company. The representations and warranties of each party set forth in the Asset Purchase Agreement have been made solely for the benefit of the other party thereto for the purpose of allocating contractual risk between the parties and not for the purpose of establishing matters as to fact. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement (i) may have been qualified, modified, or excepted by confidential disclosures made to the other party in connection with the Asset Sale for the purpose of allocation of contractual risk, (ii) are subject to materiality qualifications contained in the Asset Purchase Agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Asset Purchase Agreement or such other date as is specified in the therein. Accordingly, the representations and warranties in the Asset Purchase Agreement should not be viewed or relied upon as characterizations of the actual state of facts about Sprinklr or the Company.

A copy of the press release announcing the execution of the Asset Purchase Agreement is filed as Exhibit 99.1 to this report.

Item 5.07              Submission of Matters to a Vote of Security Holders

As reported in Item 1.01 above, stockholders holding an aggregate of 15,505,556 shares of the Company’s common stock, representing approximately 50.08% of the Company’s outstanding common stock, executed and delivered to the Company the Written Consent, effective February 18, 2016, approving the Asset Purchase Agreement and the transactions contemplated thereby. As a result of the execution and delivery of the Written Consent, the required approval of the Asset Sale by the Company’s stockholders has been obtained.

Item 9.01              Financial Statements and Exhibits.

2.1    Asset Purchase Agreement, dated February 17, 2016, by and between TigerLogic Corporation and Sprinklr, Inc.*

99.1  Press release dated February 18, 2016.

*                 Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: February 18, 2016	By:	/s/ Roger Rowe
Roger Rowe
Acting Chief Executive Officer and Chief Financial Officer